EXHIBIT 99

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EXHIBIT 99

Investor Presentation

December 2003

[LOGO]

Sea Containers Ltd – Thumbnail Sketch

•                  Bermuda company, owned mostly by U.S. investors, 21m common shares outstanding. Recent share price $18.

•                  Founded in 1965 as a marine container equipment lessor, still a core business, now in partnership with GE Capital. IPO in 1968. Listed on NYSE.

•                  Entered passenger transport business in 1984, now accounts for 2/3 of group earnings. Main operating units are Silja of Helsinki, Finland (Baltic passenger and freight ferries), GNER of York, England (long distance high speed trains), Hoverspeed of Dover, England (U.K. fast ferries) and SeaStreak, Atlantic Highlands, N.J. (fast ferry commuter services).

•                  Other less important related interests include 40 year concession to operate Corinth Canal in Greece and fruit farming in Brazil and West Africa.

•                  Owns 43% of NYSE listed Orient-Express Hotels Ltd. (14.4m shares with recent market price of $17 equal to approx. $250m), i.e. $12 per Sea Containers outstanding share.

•                  9 months 2003 net earnings excluding exceptionals were $41m ($1.93 per common share) vs. $29m ($1.40 per common share) in 2002 period, up 41%. Including exceptionals net earnings for 2003 nine months were $100m ($4.66 per common share diluted) vs. $28m ($1.40 per common share diluted), up 257%.

Marine Container Business

•                  EBIT for 9 months 2003 $27m vs. $15m in same period of 2002, up 76%.

•                  GE SeaCo is 50/50 joint venture with GE Capital, managed by Sea Containers. Formed in 1998 and has invested $640 million in new containers (nbv at September 30, 2003). Sea Containers’ share of 9 months EBIT of GE SeaCo was $16m.

•                  Sea Containers separately owns 4 factories manufacturing specialized containers in U.K., U.S.A. and Brazil, owns depots in Singapore, Brazil, Australia and New Zealand including tank cleaning and refrigerated container service facilities. Owns and leases out new chassis, leases containers to customers in countries where GE Capital is loathe to conduct business (South Korea and Iran) and makes high margin lease finance deals. These activities were excluded from the j/v by GE Capital. Nine months 2003 EBIT from these activities and “pooled” containers was $11m.

•                  GE SeaCo manages containers owned by GE Capital and Sea Containers pre-1998, called “pool” containers.

•                  GE SeaCo owned and “pool” fleets number 1m TEU and in terms of capital investment are substantially greater than that of nearest competitor. Large part of investment is in refrigerated, tank, swap body, flat rack and “SeaCell” fleets while competitors mostly concentrate on cheaper “plain vanilla” boxes.

Marine Container Business

UPSIDES

•                  GE Capital is strong partner, arranging low cost finance.

•                  Demand for marine containers is strong resulting from expansion of exports from China, India and other Asian countries. Order books at shipyards building containerships are full for 3-5 years ahead.

•                  Positioning cost of older containers from surplus areas has been drag on earnings. Est. $18m spend in 2003, reducing to $10m in 2004 and $5m in 2005.

•                  GE SeaCo owned fleet is youngest and cheapest in industry, affording long term competitive advantage.

•                  Network of offices and relationships with lessees is strongest in industry. First call on most business offered.

•                  Policy of maintaining stocks of new containers at factories allows immediate delivery at premium rates.

•                  Patented SeaCell container is gaining acceptance as substitute for standard dry cargo units; 40’ SeaCell unit takes 2 cubic meters more cargo than standard 40’ container.

Silja

•                  Nine months 2003 EBIT excluding exceptionals $31m vs. $32m in same period of 2002. Revenue nine months 2003 $451m vs. $370m in prior year period.

•                  Owns and operates 10 passenger, car and freight ferries and 2 pure cruise ships in Baltic (one cruise ship based in Hong Kong). Lifted 5m passengers and 114,000 freight units in 2002.

•                  Main routes are Finland-Sweden and Finland-Estonia. Also operates Germany-Estonia-Russia and Sweden-Russia.

•                  100% owned subsidiary. Formerly public company but taken private in May 2002 by Sea Containers. Investment approximately $180m.

UPSIDES

•                  Finnish government has adopted net wages effective July 2004 saving Silja $7m p.a.

•                  Finnjet being converted at cost of €15m for operation of new route Germany-Estonia-Russia from mid 2004. Capacity already 50% booked.

•                  Winter 2002/2003 exceptionally difficult with bad ice conditions, effects of Iraq war and high fuel costs.

•                  Freight capacity “maxed out” on Turku-Stockholm. Two larger vessels to be introduced in 2005 and 2006.

•                  Baltic states entering EU in 2004. Russian market growing rapidly.

UK Fast Ferries (Hoverspeed)

•                  5 vessels operated on Dover-Calais, Newhaven-Dieppe and Belfast-Troon routes.

•                  Losses suffered since duty free sales terminated in mid 1999 and U.K. customs illegal attempts to discourage imports of tax paid goods from France and Belgium. Hoverspeed has sued customs and has won both in lower court and upon appeal. Recovery of all losses expected, est. $50m or more.

•                  EBIT nine months 2003 ($6.2m) vs. ($9m) in same period of 2002.

UPSIDES

•                  Seasonal operations from 2004. Redundancy costs provisioned in 2003.

•                  Competitor has announced intention to withdraw from Troon route in 2005.

•                  Customs will cease targeting Hoverspeed passengers because of court ruling, allowing market share to grow. Nine months 2003 market share of Dover-Calais route has increased to 8.2% from 7.3% in same period of 2002.

•                  Debt on ships being rapidly paid down, reducing finance costs.

•                  Idle vessel in 2003 will be employed in SNAV-SeaCat joint venture in Adriatic from 2004.

GNER

•                  EBIT for nine months 2003 $63m vs. $44m in same period of 2002. Revenue for nine months 2003 $527m vs. $494m in same period 2002.

•                  Hatfield accident in October 2000 resulted in major disruption to U.K. rail network, causing loss of confidence and passengers lost to air and road. Steadily improving reliability is resulting in return of passengers to rail.

•                  122 trains per day operated on London-Leeds and London-Newcastle routes (U.K. first, third and fourth largest cities). 15m passengers carried p.a.

DOWNSIDES

•                  GNER’s franchise expires in April, 2005. Government likely to extend to 2006. New 7 year franchise likely to be awarded in 2007 to GNER because of excellent performance. Competitive tendering may reduce profit margin.

UPSIDES

•                  GNER will seek to bid for two additional new franchises in U.K.

Orient-Express Hotels

•                  Sea Containers owns 14.4m shares in OEH representing 43% of equity and having a current value of approx. $250m. Recent price $17 per share, I.e. $12 per Sea Containers outstanding share.

•                  September 11, SARs, Iraq War and terrorist bombings temporarily diminished travel demand.

•                  During this period OEH has made excellent acquisitions at reasonable prices (Ritz in Madrid etc.) and has invested in expansion of existing properties so when recovery comes its earnings will rise dramatically and stock price should follow.

•                  Sea Containers will exit this investment in two stages: late in 2004 it will sell $80m of OEH shares to redeem 12.5% bonds, improving Sea Containers net income by $10m p.a. Balance of investment will be sold when share price reaches $25-$30 range. Proceeds should total approx. $400m to be used for debt reduction and acquisitions. Large gain on sale expected.

Growth

•                  Currently negotiating acquisition of major ferry companies in Mediterranean and Scandinavia. Will tender for Kent and Greater Western rail franchises in U.K.

•                  GE SeaCo investing $200m p.a. in new containers. Sea Containers separately investing $25m per annum in new containers.

•                  U.K. fast ferries will move into profitability based on seasonal operations.

•                  Silja’s earnings will rise by employing larger vessels and benefiting from entry of Baltic States into European Union and expansion of Russian economy.

•                  Long term debt has been reduced from $1.8bn to $1.55bn in 2003 and will be further reduced to $0.8bn by 2006. Reduced finance costs will increase earnings. GE SeaCo is funded without shareholder guarantees and debt is not on Sea Containers’ balance sheet.

•                  GE SeaCo will have IPO equity value of $1bn by 2005 and GE Capital may seek to exit through this route.

•                  SeaStreak commuter ferry business in New York growing rapidly with introduction of new large vessels (September 2003 and March 2004).

Finance – Key Points

•                  EBITDA increased from $179m in 2001 to $233m in 2002 and $251m for the first nine months of 2003 (EBITDA for the first nine months of 2002 was $168m)

•                  The 2001 EBITDA included a gain on the sale of ports of $20m while the nine months 2003 figure included a gain of $100m on the sale of the Isle of Man Steam Packet Company (IOMSPC) and the recognition of non-recurring charges of $40m

•                  The sale of IOMSPC realised net cash proceeds in excess of $100m after the repayment of debt of $101m

•                  The senior notes due on July 1st 2003 of $159m were repaid in the sum of $137m while noteholders of $22m accepted new notes due in 2006

•                  IOMSPC produced an EBIT of $19.7m in 2002 and $8.3m in the first six months of 2003. The interest savings on the bonds repaid in July 2003 and on the IOMSPC debt equates to $21m in a full year which is in excess of the lost IOMSPC EBIT.

Finance – Key Points

•                  Total debt has reduced by $237m since December 31st 2002 to just over $1.5 billion at September 30th 2003 despite an increase in euro-denominated debt of $75m due to the weakening of the dollar since December 2002, although earnings of the underlying assets are in euros

•                  Debt is anticipated to reduce further over the next three years to about $800m by the end of 2006

•                  Silja has been 100% consolidated since May 1st 2002 and has been successfully refinanced in November this year with a seven year bank loan of $470m repayable down to $232m by 2010

•                  Sea Containers holding in Orient-Express Hotels Ltd reduced to less than 50% in the fourth quarter of 2002 from which date it has not been consolidated. Sea Containers currently holds almost 43% of OEHL with 14.4m shares worth $250m at recent share prices

Summary Results by Segment

	2002			2003
$’000s	Nine Months Ended 30/09/2002	Three Months Ended 31/12/2002	Year Ended 31/12/2002	Nine Months Ended 30/09/2003
Revenue
Ferry Operations	406,345	169,522	575,867	594,717
Rail Operations	494,127	201,648	695,775	526,947
Container Operations	90,256	32,721	122,977	100,726
Investment in Orient-Express Hotels	12,492	2,248	14,740	7,010
Other Operations	20,958	3,548	24,506	22,118
Total	1,024,178	409,687	1,433,865	1,251,518
EBIT
Ferry Operations	39,070	12,353	51,423	24,142
Rail Operations	44,258	24,635	68,893	63,219
Container Operations	15,196	8,303	23,499	26,696
Other Operations	7,068	(2,616)	4,452	5,779
Corporate Costs	(11,155)	(3,883)	(15,038)	(11,759)
Gain on Ferry Assets / Non-Recurring Charge	—	—	—	60,000
	94,437	38,792	133,229	168,077
Investment in Orient-Express Hotels	12,492	2,248	14,740	7,010
Earnings Before Net Finance Costs	106,929	41,040	147,969	175,087
Net Finance Costs	(73,529)	(26,459)	(99,988)	(67,501)
Earnings Before Tax	33,400	14,581	47,981	107,586
Tax / Pref. Dividends / Minority Interest	(5,501)	(552)	(6,053)	(7,848)
Net Earnings	27,899	14,029	41,928	99,738

NOTE:

Depreciation
Ferry Operations	24,267	11,070	35,337	38,200
Rail Operations	6,521	2,722	9,243	7,550
Container Operations	41,717	11,844	53,561	36,338
Other Operations	958	256	1,214	906
Total	73,463	25,892	99,355	82,994

Summary Balance Sheets

$’000s	31/12/2002	30/09/2003

Cash	218,022	130,813

Receivables and Inventories	269,801	330,369

Fixed and Other Assets	2,020,441	1,903,703

Investments	288,570	311,022

	2,796,834	2,675,907

Current & Other Liabilities	425,728	446,354

Bank Debt	1,263,006	1,162,024	*

Senior Notes & Subordinated Debentures	521,268	385,289

Redeemable Preferred Shares	15,000	15,000

Shareholders Equity	571,832	667,240

	2,796,834	2,675,907

* Note: Debt includes securitised container debt of $217m.

SCL Debt Summary

•              Debt at 31/12/2002 and 30/09/2003 represents actual figures.

•              Debt from 31/12/2003 to 31/12/2006 based on repayment of debt as it becomes due, subject to potential refinancings.

$’000s	31/12/2002 Actual	30/09/2003 Actual	31/12/2003	31/12/2004	31/12/2005	31/12/2006

Net Repayments in Period
Bank Finance
Scheduled Repayments			39,002	272,015	119,857	121,466
less: Anticipated Refinancing*				(100,000)	20,000	20,000
Net Repayments			39,002	172,015	139,857	141,466
Public Debt
Scheduled Repayments				79,383		136,711

Period-End Debt Outstanding
Bank Finance	1,263,006	1,162,024	1,123,022	951,007	811,150	669,684
Public Debt	521,268	385,289	385,289	305,906	305,906	169,195
Total Period- End Debt	1,784,274	1,547,313	1,508,311	1,256,913	1,117,056	838,879

*  Anticipated refinancing relates to the revolving container facility coming due in October, 2004.

Reconciliation of Earnings from SEC 10Q/10K to Summary Results

	Nine Months to September 30, 2002
		Adjusted for		Per
	As Per	OEH	SCL’s Share	Summary
$’000	Form 10-Q	Operations	of OEH	Results

Revenue	1,227,538	(215,852)		1,011,686
SCL’s share of OEH reported in summary	—	—	12,492	12,492
	1,227,538	(215,852)	12,492	1,024,178

Earnings before net finance costs	133,464	(39,027)	12,492	106,929
Net finance costs	(88,211)	14,682	—	(73,529)
Earnings before minority interests and income taxes	45,253	(24,345)	12,492	33,400
Minority interests	(10,958)	8,625	—	(2,333)
Provision for income taxes	5,580	(3,228)	—	8,808
Preference Share Dividends	816	—	—	816
Net earnings	27,899	(12,492)	12,492	21,443

	Twelve Months to December 31, 2002
		Adjusted for		Per
	As Per	OEH	SCL’s Share	Summary
$’000	Form 10-K	Operations	of OEH	Results

Revenue	1,637,225	(218,100)	—	1,419,125
SCL’s share of OEH reported in summary	—	—	14,740	14,740
	1,637,225	(218,100)	14,740	1,433,865

Earnings before net finance costs	174,504	(41,275)	14,740	147,969
Net finance costs	(114,670)	14,682	—	(99,988)
Earnings before minority interests and income taxes	59,834	(26,593)	14,740	47,981
Minority interests	(10,958)	8,625	—	(2,333)
Provision for income taxes	5,860	(3,228)	—	9,088
Preference Share Dividends	1,088	—	—	1,088
Net earnings	41,928	(14,740)	14,740	35,472

SEA CONTAINERS LTD.

Management believes that EBITDA (earnings before interest, tax, depreciation and amortization) is a useful measure of operating performance, to help determine the ability to incur capital expenditure or service indebtedness, because it is not affected by non-operating factors such as leverage and the historic cost of assets. However, EBITDA does not represent cash flow from operations as defined by U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to earnings from operations under U.S. generally accepted accounting principles for purposes of evaluating results of operations.

This presentation and the accompanying oral remarks by management contain, in addition to historical information, forward-looking statements that involve risks and uncertainties. These include statements regarding earnings growth, investment and disposal plans, possible debt restructuring or repayment and similar matters that are not historical facts. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause a difference include, but are not limited to, those mentioned in the presentation and oral remarks, unknown effects on the transport, leasing and leisure markets in which the company operates of terrorist activity and any police or military response (including the recent Iraqi war and its aftermath), the unknown effects on those markets if a SARS epidemic recurs, varying customer demand and competitive considerations, inability to sustain price increases or to reduce costs, fluctuations in interest rates, currency values and public securities prices, variable fuel prices, variable container prices and container lease and utilization rates, uncertainty of negotiating and completing proposed purchase, sale or capital expenditure transactions, inadequate sources of capital and unacceptability of finance terms, global, regional and industry economic conditions, shifting patterns and levels of world trade and tourism, seasonality and adverse weather conditions, changes in ferry service and ship deployment plans, inability of Network Rail to restore, improve and maintain the U.K. rail infrastructure and uncertainty of settling claims against Network Rail and insurers, litigation risk in claims against H.M. Customs and Excise resulting in less recovery than expected, and legislative, regulatory and political developments including the uncertainty of extending the GNER rail franchise beyond 2005 or obtaining other U.K. rail franchises. Further information regarding these and other factors is included in the filings by the company and Orient-Express Hotels Ltd. with the U.S. Securities and Exchange Commission.

ORIENT-EXPRESS HOTELS LTD.

Management believes that EBITDA (earnings before interest, tax, depreciation and amortization) is a useful measure of operating performance, to help determine the ability of a company or property to incur capital expenditure or service indebtedness, because it is not affected by non-operating factors such as leverage and the historic cost of assets. EBITDA is also a financial measure commonly used in the hotel and leisure industry. However, EBITDA does not represent cash flow from operations as defined by U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to earnings from operations under U.S. generally accepted accounting principles for purposes of evaluating results of operations.

This presentation and accompanying oral remarks by management contain, in addition to historical information, forward-looking statements that involve risks and uncertainties. These include statements regarding earnings growth, investment plans and similar matters that are not historical facts. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause a difference include, but are not limited to, those mentioned in the presentation and oral remarks, unknown effects on the travel and leisure markets of terrorist activity and any police or military response (including the recent Iraqi war and its aftermath), the unknown effects on those markets if a SARS epidemic recurs, varying customer demand and competitive considerations, realization of bookings and reservations as actual revenue, inability to sustain price increases or to reduce costs, interest rate and currency value fluctuations, uncertainty of negotiating and completing proposed capital expenditures and acquisitions, adequate sources of capital and acceptability of finance terms, possible loss or amendment of planning permits and change in construction schedules for expansion projects, shifting patterns of business travel and tourism and seasonality of demand, adverse local weather conditions, changing global and regional economic conditions, and legislative, regulatory and political developments. Further information regarding these and other factors is included in the filings by the company and Sea Containers Ltd. with the U.S. Securities and Exchange Commission.